THEISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THIS NOTE IS NOT ASSIGNABLE OR TRANSFERRABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED,
    PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN
                        CONSENT OF MAKER, AND WITHOUT THE
        PRESENTATION TO MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE
             SATISFACTORY TO MAKER OF EVIDENCE THAT SUCH DISPOSITION
              IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.

                             SECURED PROMISSORY NOTE

$150,000                                                       October 4, 2000


         FOR VALUE RECEIVED, Universal Beverages Holdings Corporation, a Florida corporation (the "Borrower"), hereby covenants and promises to pay to the order of Clifford Alan Moore, or his assigns (the "Holder"), ONE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($150,000) together with interest thereon as described below.

         All principal, accrued interest and other costs, if any, hereunder shall due and payable to the Holder of this Secured Promissory Note (the "Note") on January 4, 2001 (or on February 4, 2001 or March 4, 2001 if an extension is granted as provided herein) (the "Due Date"), with payments of interest to be made as provided in the next sentence. The Borrower shall pay interest in arrears (computed on the basis of a 30 day month and a 360-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 10.25% per annum, payable monthly commencing November 4, 2000 until the entire principal amount hereof shall have become due and payable, whether at maturity or by acceleration or declaration or otherwise. Borrower may, at its option, extend the Due Date from January 4, 2001 to February 4, 2001 or March 4, 2001, provided, however, that Borrower pays to the Holder not later than the close of business the day before such Due Date, an extension fee of Ten Thousand Dollars ($10,000) in certified or good funds for each 30 day extension period. No extensions shall be permitted after March 4, 2001.

         If any amount payable to the Holder under this Note is not received by the Holder on or before the date when such payment is due, then such amount shall bear interest from and after the due date of such payment until paid at an annual rate of interest equal to 18 %.

         This Note shall be secured by a lien on the cash accounts, accounts receivable and equipment described in that certain Security Agreement by and between Borrower and Holder dated of even date herewith (the "Security Agreement").

         Except as otherwise provided in this Note, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, shall become immediately all due and payable without further notice at the option of the Holder upon the occurrence of any of the following: (i) the Borrower fails to make any payment hereunder when such payment becomes first due and such failure continues for a period of 10 days after written notice from the Holder to the Borrower, or (ii) an Event of Default as defined under the Security Agreement.

         This Note may be prepaid in whole or in part, at any time without penalty. Any prepayment must include all interest to the date of prepayment. Any payment (whether voluntary or involuntary) shall be applied first to any accrued and unpaid interest due hereunder up to the date of such prepayment, and then to the principal sum outstanding hereunder, and the acceptance of any such prepayment when there is a default under this Note shall not constitute a waiver, release or accord and satisfaction thereof or any rights held by the Holder.

         All rights, remedies, and undertakings, obligations, options, covenants, conditions and agreements contained in this Note are cumulative and no one of them will be exclusive of any other.

         The Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Holder may extend the time for payment or otherwise modify the terms of the payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, the Borrower waives the statute of limitations in any action brought by the Holder in connection with this Note and the right to a trial by jury.

         In the event the Holder brings an action in a court of competent jurisdiction against the Borrower to enforce collection of any principal or interest due under this Note, the Holder shall also be entitled to collect its cost of collection, including reasonable attorney's fees and expenses.

         This Note shall be interpreted in accordance with Florida law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

         This Note may not be changed, modified, amended or terminated orally.

                           UNIVERSAL BEVERAGES HOLDINGS CORPORATION

                           By:  /s/ Jonathon O. Moore
                                ------------------------------------------
                                Jonathon O. Moore, Chief Executive Officer